SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-KA

                                 CURRENT REPORT

                             IDT VENTURE GROUP, INC.
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               (Exact name of Registrant as specified in charter)

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest Reported event) December 20, 2000

          Florida                   0-30627               65-0984553
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 (State or other jurisdiction     (Commission           (IRS Employer
      Of incorporation)             File No.)              I.D. No.)

             399 South Federal Highway, Boca Raton, Florida        33432
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                (Address of principal executive offices)          (Zip code)

Registrant's Telephone Number, including area code_(561)416-8338
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Item 4.  Changes in Registrant's Certifying Public Accountant

         Weinberg and Company, P.A. (The "Former Accountant") was replaced as independent certified public accountant and independent auditor for IDT Venture Group, Inc. (the "Company") on December 20, 2000. The Company's decision to change accountant was approved by its Board of Directors because Scott Salberg, the auditor who has been responsible for the Company's account left the Former Accountant to start his own accounting firm.

         The report of the Former Accountant on the financial statements of the Company for the year ended February 29, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's fiscal year ended February 29, 2000, and through the date of this report, there were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountant would have caused it to make reference to the subject matter of the disagreement in connection with its report on these financial statements for those periods.

         On December 20, 2000, the Company engaged Salberg and Company, P.A., as its independent auditor and independent certified public accountant. The Company did not consult with Salberg and Company, P.A., regarding the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the company's financial statements, and no written or oral advice was provided by Salberg & Company, P.A. that was a factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues.

Item 7.  Financial Statements and Exhibits

16.1 Letter dated April 26, 2001 from Weinberg & Company, P.A. regarding the disclosure in this amended filing on Form 8-K.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report of be signed on its behalf by the undersigned hereto duly authorized.

DATE:      April 26, 2001                          IDT VENTURE GROUP, INC.

                                                   /s/ Darren Silverman
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                                                   BY:  DARREN SILVERMANN, PRES